Exhibit 10.2
AMENDED AND RESTATED GUARANTY
     THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”), dated as of April 26, 2007, is made by each of the undersigned (individually, a “Guarantor” and collectively, the “Guarantors”), in favor of ROYAL BANK OF CANADA, as administrative agent for the Lenders (as defined below).
WITNESSETH:
     WHEREAS, Allis-Chalmers Energy Inc., a Delaware corporation (the “Borrower”), Royal Bank of Canada, individually and as administrative agent and collateral agent (in its capacity as administrative agent, the “Administrative Agent”), and certain other lenders party thereto entered into a Credit Agreement, originally dated as of July 11, 2005, providing for an aggregate credit facility of up to $55,000,000 (as amended, the “Original Credit Agreement”); and
     WHEREAS, as a condition precedent to making advances under the Original Credit Agreement, each of AirComp, LLC, a Delaware limited liability company, Allis-Chalmers Production Services, Inc., a Texas corporation, formerly known as Capcoil Tubing Services, Inc. and successor by merger with Downhole Injection Systems, L.L.C., a Texas limited liability company, Allis-Chalmers Rental Services, Inc., a Texas corporation, formerly known as Allis-Chalmers Rental Tools, Inc. and prior to that formerly known as Safco-Oil Field Products, Inc., successor by merger with Specialty Rental Tools, Inc., a Louisiana corporation and with Delta Rental Services, Inc., a Louisiana corporation, Allis-Chalmers Tubular Services, Inc., a Texas corporation, formerly known as Jens’ Oil Field Service, Inc., successor by merger with Rogers Oil Tool Services, Inc., a Louisiana corporation, Mountain Compressed Air, Inc., a Texas corporation, OilQuip Rentals, Inc. and Strata Directional Technology, Inc., a Texas corporation, successor by merger with Target Energy, Inc. entered into a Guaranty dated July 11, 2005 in favor of the Administrative Agent guaranteeing payment of the indebtedness of the Borrower under the Original Credit Agreement; and
     WHEREAS, the Original Credit Agreement was amended and restated in its entirety by an Amended and Restated Credit Agreement dated January 18, 2006 among Borrower, Royal Bank of Canada, individually and as Administrative Agent and collateral agent, and certain other lenders party thereto, providing for a reduced aggregate credit facility of $25,000,000 (as amended, the “Amended and Restated Credit Agreement”); and
     WHEREAS, the Amended and Restated Credit Agreement was amended by a First Amendment to Amended and Restated Credit Agreement dated August 8, 2006 among Borrower, Royal Bank of Canada, individually and as Administrative Agent and collateral agent, and certain other lenders party thereto (the “First Amendment”) and;
     WHEREAS, as a condition precedent to the effectiveness of the First Amendment, each of Allis-Chalmers GP, LLC, a Delaware limited liability company, Allis-Chalmers LP, LLC, a Delaware limited liability company, and Allis-Chalmers Management, LP, a Texas limited partnership entered into a Guaranty dated August 8, 2006 in favor of the Administrative Agent guaranteeing payment of the indebtedness of the Borrower under the Amended and Restated Credit Agreement, as amended by the First Amendment; and
Amended and Restated Guaranty

     WHEREAS, the Amended and Restated Credit Agreement was amended and restated in its entirety by a Second Amended and Restated Credit Agreement of even date herewith among Borrower, Royal Bank of Canada, individually and as Administrative Agent and collateral agent, and certain other lenders party thereto, providing for an aggregate credit facility of $62,000,000 (the “Second Amended and Restated Credit Agreement”); and
     WHEREAS, each Guarantor is a wholly owned direct or indirect subsidiary of the Borrower; and
     WHEREAS, as a condition precedent to funding of Loans under the Second Amended and Restated Credit Agreement, each Guarantor is required to deliver this Guaranty pursuant to Section 6.13 of the Second Amended and Restated Credit Agreement; and
     WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and
     WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as each Guarantor will derive substantial direct and indirect benefits from the extensions of credit made from time to time to or for the account of the Borrower.
     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to fund Loans to the Borrower pursuant to the Second Amended and Restated Credit Agreement by fulfilling the requirements of the Second Amended and Restated Credit Agreement, each Guarantor agrees, for the benefit of each Lender, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the first recital.
     “Borrower” is defined in the first recital.
     “Commitments” means each Commitment as defined in the Second Amended and Restated Credit Agreement.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Guaranty” is defined in the preamble.
     “Lenders” is defined in the first recital.
     “Loans” means each Loan as defined in the Second Amended and Restated Credit Agreement.

     “Loan Documents” means the Loan Documents as defined in the Second Amended and Restated Credit Agreement.
     “Note” means each Note as defined in the Second Amended and Restated Credit Agreement.
     “Obligations” means the Obligations as defined in the Second Amended and Restated Credit Agreement.
     “Obligor” means the Borrower or any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.
     “Required Lenders” means the Required Lenders as defined in the Second Amended and Restated Credit Agreement.
     “Subsidiary Guarantors” means Subsidiaries of Borrower that have guaranteed all or any part of the Obligations.
     “Taxes” is defined in clause (a) of Section 2.7.
     “UCC” means the Uniform Commercial Code as in effect in the State of Texas.
     SECTION 1.2 Second Amended and Restated Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Second Amended and Restated Credit Agreement.
     SECTION 1.3 UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Guaranty, including its preamble and recitals, with such meanings.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1 Guaranty. Each Guarantor hereby absolutely, unconditionally, and irrevocably (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under each of the Second Amended and Restated Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and (2) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty; provided however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 2.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of the occurrence of any event of the type described in Section 8.01(f) or Section 8.01(g) of the Second Amended and Restated Credit Agreement, with respect to the Borrower, any other Obligor or any other Guarantor, and if such event shall occur at a time when any of the Obligations may not then be due and payable, such Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.
     SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of the Guarantors hereunder shall have been paid in full, all Commitments shall have terminated and, except as provided in Section 10.01(e) of the Second Amended and Restated Credit Agreement, all Lender Hedging Agreements have terminated. No Guarantor may rescind or revoke its obligations hereunder. Each Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Second Amended and Restated Credit Agreement and each other Loan Document and each Lender Hedging Agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of: (1) any lack of validity, legality or enforceability of the Second Amended and Restated Credit Agreement, any Note or any other Loan Document or any Lender Hedging Agreement; (2) the failure of any Lender or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Second Amended and Restated Credit Agreement, any Note, any other Loan Document, any Lender Hedging Agreement or otherwise, or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligations of the Borrower or any other Obligor; (4) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise; (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Second Amended and Restated Credit Agreement, any Note or any other Loan Document or any Lender Hedging Agreement; (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; (7) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (8) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. Each Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and each Guarantor waives any right to revoke this Guaranty with respect to future indebtedness. Each Guarantor waives all rights or defenses under (1) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (2) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (3) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (4) common law, in equity, under contract, by statute, or otherwise.
     SECTION 2.4 Reinstatement. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.
     SECTION 2.5 Waiver, etc. The Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Administrative Agent, any other Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.
     SECTION 2.6 Waiver of Subrogation. Until the Obligations are paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated, the Guarantors shall not enforce or exercise any claim or other rights which they may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Lenders by the Guarantor receiving such payment to be credited and applied upon the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Second Amended and Restated Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
     SECTION 2.7 Payments Free and Clear of Taxes, etc. Each Guarantor hereby agrees that:
     (a) All payments by such Guarantor hereunder shall be made in accordance with Section 3.01 of the Second Amended and Restated Credit Agreement free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto; excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by its net income, and franchise taxes (including the Texas franchise tax) imposed on it (in lieu of net income taxes), by the United States or any state or political subdivision thereof, or by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized, is or should be qualified to do business or maintains its Lending Office, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to the Second Amended and Restated Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 3.01(f) of the Second Amended and Restated Credit Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) of the Second Amended and Restated Credit Agreement and which withholding tax may not be eliminated by complying with Section 3.01(f) of the Second Amended and Restated Credit Agreement, and (iv) any backup withholding tax required to be withheld or paid pursuant to Section 3406 of the Code (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If such Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (2) such Guarantor shall make such deductions, (3) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (4) within 30 days after the date of such payment, such Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.
     (b) If a Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, such Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.
     (c) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.
     SECTION 2.8 Contribution Agreement. Upon full and final payment of the Obligations, each Guarantor and all other Subsidiary Guarantors which have made payments upon all or any part of the Obligations shall be entitled to contribution from all of the other Guarantors and Subsidiary Guarantors, to the end that all such payments upon the Obligations shall be shared among all Guarantors and Subsidiary Guarantors who guaranteed such Obligations in proportion to their respective Net Worths (defined below); provided that the contribution obligations of each of the Guarantors and Subsidiary Guarantors shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each of the Guarantors and Subsidiary Guarantors means, at any time, the remainder of (i) the fair value of such Guarantor’s assets (other than such right of contribution), minus (ii) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Obligations).
     SECTION 2.9 Subordination. Each Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by the Borrower or other Obligor to such Guarantor. Each Guarantor agrees that after the occurrence of any Default or Event of Default under the Second Amended and Restated Credit Agreement, it will not permit the Borrower to repay such indebtedness or any part thereof and it will not accept payment from the Borrower of such indebtedness or any part thereof without the prior written consent of the Required Lenders. If a Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.
ARTICLE III
REPRESENTATIONS, WARRANTEES AND COVENANTS
     SECTION 3.1 Representations, Warranties and Covenants. By execution hereof, each Guarantor covenants and agrees that the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.06, 5.07, 5.08, 5.15, 5.18 and 5.23 of the Second Amended and Restated Credit Agreement are applicable to such Guarantor and such Guarantor reaffirms that each such representation and warranty is true and correct as to it. By execution hereof, each Guarantor covenants and agrees that the terms, covenants, and conditions set forth in Sections 10.05, 10.16 and 10.17 of the Second Amended and Restated Credit Agreement are applicable to such Guarantor and shall be imposed upon such Guarantor, and such Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition applicable to it. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Second Amended and Restated Credit Agreement in favor of the Administrative Agent and the Lenders.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Second Amended and Restated Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     SECTION 4.2 Releases. At such time as the Loans shall have been paid in full, the Commitments have been terminated, and, subject to Section 10.01(e) of the Second Amended and Restated Credit Agreement, no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantors following such termination, promptly execute and deliver to the Guarantors such documents and instruments as the Guarantors shall reasonably request to evidence termination and release of this Guaranty.
     SECTION 4.3 Administrative Agent and Lenders; Successors and Assigns.
     (a) The Administrative Agent is Administrative Agent for each Lender under the Second Amended and Restated Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantors are not required to inquire about any such agreement and are not subject to any terms of it unless the Guarantors specifically enter into such agreement. Therefore, neither Guarantors nor any of their successors or assigns are entitled to any benefits or provisions of any such separate agreement nor are they entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.
     (b) This Guaranty benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds each Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Second Amended and Restated Credit Agreement, all of the rights of Administrative Agent under this Guaranty automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Second Amended and Restated Credit Agreement. The Second Amended and Restated Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty.
     SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 10.01 of the Second Amended and Restated Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 4.5 Addresses for Notices to the Guarantors. All notices and other communications hereunder to the Guarantors shall be in writing and mailed or delivered to it, addressed to it at the address set forth below or at such other address as shall be designated by the Guarantors in a written notice to the Administrative Agent at the address specified in the Second Amended and Restated Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mail, addressed as aforesaid. Address for notices:
5075 Westheimer, Suite 890
Houston, Texas 77056
Attn: General Counsel
Facsimile: (713) 369-0555
Telephone: (713) 369-0550
     SECTION 4.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 4.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     SECTION 4.8 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence of an Event of Default under or as defined in the Second Amended and Restated Credit Agreement, each Lender and each such holder shall be entitled to exercise (for the benefit of all Lenders pursuant to Section 10.09 of the Second Amended and Restated Credit Agreement) any right of offset or banker’s lien against each and every account and other property or interest that a Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Obligations.
     SECTION 4.9 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     SECTION 4.10 Governing Law. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 4.11 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTORS MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     SECTION 4.12 Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTORS. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL

INDUCEMENT FOR THE LENDERS ENTERING INTO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT.
     SECTION 4.13 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, each Guarantor below has caused this Guaranty to be duly executed and delivered by an officer duly authorized as of the date first above written.

AirComp L.L.C.		Allis-Chalmers GP, LLC

By:	/s/ Victor M. Perez	By:	/s/ Victor M. Perez

	Victor M. Perez		Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers LP, LLC		Allis-Chalmers Management, LP

By:	/s/ Victor M. Perez Victor M. Perez	By:	Allis-Chalmers GP, LLC its general partner
Chief Financial Officer

		By:	/s/ Victor M. Perez Victor M. Perez
Chief Financial Officer

Allis-Chalmers Production Services, Inc.		Allis-Chalmers Rental Services, Inc.

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Tubular Services, Inc.		Mountain Compressed Air, Inc.

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

OilQuip Rentals Inc.		Strata Directional Technology, Inc.

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Signature Page 1

SCHEDULE TO EXHIBIT 10.2
The agreement listed below has been omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.
Guaranty, dated as of April 26, 2007, by Petro-Rentals, Inc., in favor of Royal Bank of Canada, as administrative agent for the lenders thereto.